BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

5/25/2021 8:45:02 AM

Work Order Number: W2021052401152
Reference Number: 20211480200
Through Date: 5/25/2021 8:45:02 AM
Corporate Name: SIGMA LABS, INC

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20211480192	Amendment After Issuance of Stock	1

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Rhonda Tuin
Certificate Number: B202105251695639
You may verify this certificate online at http://www.nvsos.gov

Filed in the Office of	Business Number C8549-1985
Barbara K. Cegavske	Filing Number 20211480192
Secretary of State State Of Nevada	Filed On 5/24/2021 10:38:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Sigma Labs, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first two paragraphs of ARTICLE IV of the Amended and Restated Articles of Incorporation of Sigma Labs, Inc. shall be amended to read in their entirety as follows:

The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 34,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose.

The classes and the aggregate number of shares of stock of each class which the corporation shall have authority to issue are as follows:

(a) 24,000,000 shares of common stock, $0.001 par value ("Common Stock");
(b) 10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Greater than 50%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.